EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 3, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2009 – October 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.9%	0.5%	1.0%	4.2%	-3.2%	-3.6%	1.4%	-3.6%	10.5%	-28.6%	-0.3	-0.5
B**	0.9%	0.5%	0.6%	3.6%	-3.8%	-4.2%	0.7%	-4.2%	10.5%	-29.9%	-0.4	-0.5
Legacy 1***	0.9%	0.6%	2.5%	6.0%	-1.2%	-1.7%	N/A	-1.7%	10.3%	-23.7%	-0.1	-0.2
Legacy 2***	1.0%	0.6%	2.4%	6.0%	-1.4%	-1.9%	N/A	-1.9%	10.3%	-24.4%	-0.1	-0.3
Global 1***	1.0%	0.6%	2.8%	6.4%	-0.7%	-2.3%	N/A	-2.3%	9.8%	-21.9%	-0.2	-0.3
Global 2***	1.0%	0.6%	2.6%	6.2%	-1.0%	-2.5%	N/A	-2.5%	9.8%	-22.4%	-0.2	-0.3
Global 3***	0.9%	0.6%	1.3%	4.7%	-2.6%	-4.2%	N/A	-4.2%	9.8%	-27.9%	-0.4	-0.5

S&P 500 Total Return Index****	-0.7%	-0.2%	8.1%	14.2%	18.7%	16.1%	7.9%	16.1%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.4%	1.2%	16.4%	11.5%	3.8%	7.5%	6.8%	7.5%	11.3%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	35%					35%
Energy	7%	Short	Brent Crude Oil	1.8%	Short	7%	Short	Brent Crude Oil	1.8%	Short
			Crude Oil	1.5%	Short			Crude Oil	1.5%	Short
Grains/Foods	16%	Short	Wheat	4.8%	Short	16%	Short	Wheat	4.8%	Short
			Soybeans	2.6%	Short			Soybeans	2.6%	Short
Metals	12%	Short	Gold	6.2%	Short	12%	Short	Gold	6.2%	Short
			Platinum	1.5%	Short			Platinum	1.5%	Short
FINANCIALS	65%					65%
Currencies	23%	Long $	Japanese Yen	6.3%	Short	23%	Long $	Japanese Yen	6.3%	Short
			Euro	4.6%	Short			Euro	4.6%	Short
Equities	19%	Long	S&P 500	4.3%	Long	19%	Long	S&P 500	4.3%	Long
			Nasdaq	2.3%	Long			Nasdaq	2.3%	Long
Fixed Income	23%	Long	Bunds	4.8%	Long	23%	Long	Bunds	4.8%	Long
			U.S. Treasury Bonds	3.0%	Long			U.S. Treasury Bonds	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell over 4% after reports showed OPEC oil supplies exceeded demand.  Natural gas markets rallied as estimates for future demand rose following forecasts of upcoming cold weather in the U.S.

Grains/Foods
Wheat prices rose in reaction to reports of weak supplies from Russia.  Soybean markets also moved higher and were supported by strong U.S. export sales data.  Coffee markets were up 11% due to speculation key Brazilian farming areas, which are already drought-ridden, may continue to experience further dry weather.  Cocoa markets declined sharply as investors attempted to lock-in profits prior to quarter-end.

Metals
Precious metals markets continued to decline as U.S. dollar strength resulted in liquidations across the metals sector.  Copper markets fell in anticipation of weak demand from Asia and Europe and on weaker-than-expected industrial data in the U.S.  Nickel prices were also driven lower by elevated global supplies.

Currencies
The euro fell sharply versus the U.S. dollar following the release of disappointing Eurozone manufacturing data, a condition that supports forecasts of an expansion of the European Central Bank’s quantitative easing initiatives.  The U.S. dollar finished higher due to a rally spurred by a bullish U.S. employment report.  The Canadian dollar fell to a six-month low after Canadian trade data missed expectations.

Equities
Global equity markets finished sharply lower as weak economic data from China and Europe weighed on investor sentiment.  In the U.S., uncertainty surrounding the timing of the next interest rate hike by the U.S. Federal Reserve drove equity prices lower.

Fixed Income
U.S. Treasury Bonds moved sharply higher as demand from international investors increased due to concerns surrounding economic growth in Asia and Europe.  Fixed-income markets also moved higher because of increased demand for safe-haven assets following the reports of the first case of Ebola in the U.S. and ongoing civil unrest in Hong Kong.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.